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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President, Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (11/04/10)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2010 which included total funds from operations ("FFO") diluted of $93.3 million or $.66 per share-diluted, compared to $.97 per share-diluted for the quarter ended September 30, 2009. Net income available to common stockholders for the quarter ended September 30, 2010 was $8.4 million or $.06 per share-diluted compared to net income available to common stockholders of $142.8 million or $1.75 per share-diluted for the quarter ended September 30, 2009. The primary cause of the decrease in net income available to common stockholders resulted from the gain on asset sales recorded in the quarter ended September 30, 2009 of $161.6 million, or $1.76 per share. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO and net income per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  During the quarter, same center net operating income increased by 2.6%.

  •
  Occupancy increased to 92.6% at September 30, 2010, up from 91.0% at September 30, 2009.

  •
  Mall total tenant sales increased 5.8% for the quarter compared to the quarter ended September 30, 2009.

  •
  During the quarter 305,000 square feet of leases were signed. Releasing spreads were up 15.7% for the quarter ended September 30, 2010.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "We saw fundamentals make a very positive move during the quarter. We had significant tenant sales gains and portfolio occupancy gains, positive same center NOI growth, and positive releasing spreads. We successfully completed a number of very attractive refinancings and continue to benefit from a very strong capital market."

Redevelopment Update

        The redeveloped Santa Monica Place opened in August. The project is 94% leased and is anchored by Nordstrom and Bloomingdale's and includes retailers Tiffany & Co, Louis Vuitton, Barneys Co-op, Nike, CB2, Ted Baker, Betsey Johnson, Disney, Hugo Boss, Burberry, AllSaints Spitalfields and Kitson LA.

Financing Activity

        On September 10, 2010, the Company closed on a $250 million loan on Danbury Fair Mall. The new loan has a fixed interest rate of 5.50% and has a ten year maturity. It paid off the existing loan of $160 million with a 7.51% interest rate which was scheduled to mature in 2011.

        On November 2, 2010, the Company closed on a $114 million refinancing of Stonewood Center. The new loan is a seven year fixed rate loan with an interest rate of 4.6%. This transaction paid off the old loan of $71 million with an interest rate of 7.44%.

        In addition, the Company has reached agreement on a $232 million loan on Freehold Raceway Mall. The loan will have a term of seven years with an expected fixed interest rate of 4.15%. The loan is planned to close in December 2010 and will pay off the existing loan of $157 million.

        The Company has only $55 million of remaining loan maturities for 2010. Upon completion of the above transactions, and excluding loans with built-in extension options, the loan maturities in 2011 are $466 million.

Updated Guidance

        The Company is tightening its 2010 full year FFO guidance range to $2.60 to $2.70. The primary reason for the change is the reduction of its estimate of lease termination revenue from its initial estimate of $17 million down to $7.0 million. Through September 30, 2010 lease termination revenue was $6.6 million. A reconciliation of FFO to EPS follows:

New estimated range for FFO per share:	$2.60 to $2.70
Less: Real Estate Depreciation and Amortization	$2.55 - $2.55

New estimated EPS range:	$ .05 to $ .15

Dividend

        On October 29, 2010, the Board of Directors of the Company declared a quarterly cash dividend of $.50 per share of common stock. The dividend is payable on December 8, 2010 to stockholders of record at the close of business on November 12, 2010.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 73 million square feet of gross leaseable area consisting primarily of interests in 71 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, November 4, 2010 at 10:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Reports on Form 10-Q, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$106,612	$119,903	—	($2,310)	$106,612	$117,593
Percentage rents	3,862	3,909	—	(2)	3,862	3,907
Tenant recoveries	61,954	59,754	—	(526)	61,954	59,228
Management Companies' revenues	10,529	10,449	—	—	10,529	10,449
Other income	7,725	6,648	(3)	(33)	7,722	6,615

Total revenues	190,682	200,663	(3)	(2,871)	190,679	197,792

Shopping center and operating expenses	64,379	65,160	(23)	(1,054)	64,356	64,106
Management Companies' operating expenses	22,042	16,400	—	—	22,042	16,400
Income tax (benefit) expense	(2,662)	302	—	—	(2,662)	302
Depreciation and amortization	62,801	61,856	—	(954)	62,801	60,902
REIT general and administrative expenses	4,546	7,085	—	—	4,546	7,085
Interest expense	51,662	65,779	—	—	51,662	65,779
Gain (loss) on early extinguishment of debt	2,096	(455)	—	—	2,096	(455)
Gain (loss) on sale or write down of assets	40	161,580	(48)	(3,968)	(8)	157,612
Co-venture interests(b)	(269)	—	—	—	(269)	—
Equity in income of unconsolidated joint ventures	19,687	19,165	—	—	19,687	19,165
Income from continuing operations	9,468	164,371	(28)	(4,831)	9,440	159,540
Discontinued operations:
Gain on sale or write down of assets	—	—	48	3,968	48	3,968
(Loss) income from discontinued operations	—	—	(20)	863	(20)	863
Total gain from discontinued operations	—	—	28	4,831	28	4,831
Net income	9,468	164,371	—	—	9,468	164,371
Less net income attributable to noncontrolling interests	1,039	21,533	—	—	1,039	21,533
Net income attributable to the Company	8,429	142,838	—	—	8,429	142,838
Less preferred dividends	—	—	—	—	—	—

Net income available to common stockholders	$8,429	$142,838	—	—	$8,429	$142,838

Average number of shares outstanding—basic	130,213	79,496			130,213	79,496

Average shares outstanding, assuming full conversion of OP Units(c)	142,020	91,347			142,020	91,347

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,020	91,347			142,020	91,347

Per share income—diluted before discontinued operations	—	—			$0.06	$1.70

Net income per share—basic	$0.06	$1.75			$0.06	$1.75

Net income per share—diluted(c)	$0.06	$1.75			$0.06	$1.75

Dividend declared per share	$0.50	$0.60			$0.50	$0.60

FFO—basic(c)(d)	$93,321	$88,650			$93,321	$88,650

FFO—diluted(c)(d)	$93,321	$88,650			$93,321	$88,650

FFO per share—basic(c)(d)	$0.66	$0.97			$0.66	$0.97

FFO per share—diluted(c)(d)	$0.66	$0.97			$0.66	$0.97

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$311,098	$370,879	4	$(9,514)	$311,102	$361,365
Percentage rents	9,957	9,396	—	(13)	9,957	9,383
Tenant recoveries	180,222	187,194	—	(2,057)	180,222	185,137
Management Companies' revenues	32,867	28,335	—	—	32,867	28,335
Other income	20,529	21,552	(3)	(81)	20,526	21,471

Total revenues	554,673	617,356	1	(11,665)	554,674	605,691

Shopping center and operating expenses	182,043	203,504	(164)	(4,067)	181,879	199,437
Management Companies' operating expenses	68,696	58,702	—	—	68,696	58,702
Income tax benefit	(5,252)	(878)	—	—	(5,252)	(878)
Depreciation and amortization	181,930	190,507	—	(3,829)	181,930	186,678
REIT general and administrative expenses	15,704	16,989	—	—	15,704	16,989
Interest expense	159,311	207,631	—	5	159,311	207,636
Gain on early extinguishment of debt	1,608	29,145	—	—	1,608	29,145
Gain on sale or write down of assets	551	136,731	23	23,045	574	159,776
Co-venture interests(b)	(3,646)	—	—	—	(3,646)	—
Equity in income of unconsolidated joint ventures	51,908	49,647	—	—	51,908	49,647
Income from continuing operations	2,662	156,424	188	19,271	2,850	175,695
Discontinued operations:
Loss on sale or write down of assets	—	—	(23)	(23,045)	(23)	(23,045)
(Loss) income from discontinued operations	—	—	(165)	3,774	(165)	3,774
Total loss from discontinued operations	—	—	(188)	(19,271)	(188)	(19,271)
Net income	2,662	156,424	—	—	2,662	156,424
Less net income attributable to noncontrolling interests	1,030	21,306	—	—	1,030	21,306
Net income attributable to the Company	1,632	135,118	—	—	1,632	135,118
Less preferred dividends	—	—	—	—	—	—

Net income available to common stockholders	$1,632	$135,118	—	—	$1,632	$135,118

Average number of shares outstanding—basic	116,992	77,898			116,992	77,898

Average shares outstanding, assuming full conversion of OP Units(c)	128,998	89,635			128,998	89,635

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	128,998	89,635			128,998	89,635

Per share income—diluted before discontinued operations	—	—			$0.00	$1.92

Net income per share—basic	$0.00	$1.71			$0.00	$1.71

Net income per share—diluted(c)	$0.00	$1.71			$0.00	$1.71

Dividend declared per share	$1.60	$2.00			$1.60	$2.00

FFO—basic(c)(d)	$242,387	$251,410			$242,387	$251,410

FFO—diluted(c)(d)	$242,387	$251,410			$242,387	$251,410

FFO per share—basic(c)(d)	$1.88	$2.80			$1.88	$2.80

FFO per share—diluted(c)(d)	$1.88	$2.80			$1.88	$2.80

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The following dispositions impacted the results for the three and nine months ended September 30, 2010 and 2009:

  During the twelve months ended December 31, 2009, the Company sold six non-core community centers for $83.2 million and sold five Kohl's stores for approximately $52.7 million. As a result of these sales, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and nine months ended September 30, 2010 and 2009 by $0.1 million, $0.5 million, $0.8 million and $3.3 million, respectively, or by $0.00 per share, $0.00 per share, $0.01 per share and $0.04 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and nine months ended September 30, 2010 and 2009 by $2.5 million, $8.3 million, $3.2 million and $10.4 million, respectively, or by $0.02 per share, $0.06 per share, $0.04 per share and $0.12 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Revenues:
Minimum rents	$75,093	$72,756	$222,494	$204,733
Percentage rents	3,155	2,857	6,808	5,712
Tenant recoveries	39,424	35,310	112,489	99,187
Other	5,914	4,361	14,733	11,009

Total revenues	123,586	115,284	356,524	320,641

Expenses:
Shopping center and operating expenses	44,191	39,982	126,238	111,156
Interest expense	32,131	27,448	94,516	78,747
Depreciation and amortization	27,977	28,552	84,185	80,961

Total operating expenses	104,299	95,982	304,939	270,864

Gain (loss) on sale or write down of assets	333	(309)	699	(298)
Loss on early extinguishment of debt	—	—	(689)	—
Equity in income of joint ventures	67	172	313	168

Net income	$19,687	$19,165	$51,908	$49,647

Reconciliation of Net income to FFO(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net income—available to common stockholders	$8,429	$142,838	$1,632	$135,118
Adjustments to reconcile net income to FFO—basic
Noncontrolling interests in OP	913	21,520	167	20,351
(Gain) loss on sale or write down of consolidated assets	(40)	(161,580)	(551)	(136,731)
plus gain on undepreciated asset sales—consolidated assets	—	792	—	3,289
plus non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures	33	—	2	310
less write down of consolidated assets	—	(589)	—	(28,228)
(Gain) loss on sale or write-down of assets from unconsolidated entities (pro rata)	(333)	309	(699)	298
plus gain (loss) on undepreciated asset sales—unconsolidated entities (pro rata share)	92	(26)	489	(24)
less write down of assets—unconsolidated entities (pro rata share)	—	(282)	(32)	(282)
Depreciation and amortization on consolidated assets	62,801	61,856	181,930	190,507
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(1,995)	(1,117)	(13,585)	(3,247)
Depreciation and amortization on joint ventures (pro rata)	27,977	28,552	84,185	80,961
Less: depreciation on personal property	(4,556)	(3,623)	(11,151)	(10,912)

Total FFO—basic	93,321	88,650	242,387	251,410
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$93,321	$88,650	$242,387	$251,410

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Earnings per share—diluted	$0.06	$1.75	$0.00	$1.71
Per share impact of depreciation and amortization of real estate	0.60	0.94	1.87	2.89
Per share impact of (gain) loss on sale or write-down of depreciated assets	0.00	(1.72)	0.01	(1.80)

FFO per share—diluted	$0.66	$0.97	$1.88	$2.80

Reconciliation of Net income to EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net income—available to common stockholders	$8,429	$142,838	$1,632	$135,118
Interest expense—consolidated assets	51,662	65,779	159,311	207,631
Interest expense—unconsolidated entities (pro rata)	32,131	27,448	94,516	78,747
Depreciation and amortization—consolidated assets	62,801	61,856	181,930	190,507
Depreciation and amortization—unconsolidated entities (pro rata)	27,977	28,552	84,185	80,961
Noncontrolling interests in OP	913	21,520	167	20,351
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,101)	(1,552)	(21,491)	(4,511)
(Gain) loss on early extinguishment of debt	(2,096)	455	(1,608)	(29,145)
Loss on early extinguishment of debt—unconsolidated entities (pro rata)	—	—	689	—
(Gain) loss on sale or write down of assets—consolidated assets	(40)	(161,580)	(551)	(136,731)
(Gain) loss on sale or write down of assets—unconsolidated entities (pro rata)	(333)	309	(699)	298
Add: Non-controlling interests share of gain (loss) on sale of consolidated joint ventures	33	—	2	310
Add: Non-controlling interests share of gain on sale of unconsolidated entities	—	—	93	—
Income tax (benefit) expense	(2,662)	302	(5,252)	(878)
Distributions on preferred units	208	208	624	623

EBITDA(e)	$175,922	$186,135	$493,548	$543,281

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2010	2009	2010	2009
EBITDA(e)	$175,922	$186,135	$493,548	$543,281
Add: REIT general and administrative expenses	4,546	7,085	15,704	16,989
Management Companies' revenues	(10,529)	(10,449)	(32,867)	(28,335)
Management Companies' operating expenses	22,042	16,400	68,696	58,702
Lease termination income of comparable centers	(3,072)	(6,804)	(5,640)	(9,500)
EBITDA of non-comparable centers	(40,384)	(47,553)	(96,471)	(147,398)

Same Centers—NOI(f)	$148,525	$144,814	$442,970	$433,739

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
MACERICH ANNOUNCES QUARTERLY RESULTS
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)